UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 30, 2006
S&C Holdco 3, Inc.
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State of incorporation)	333-100717 (Commission File Number)	81-0557245 (IRS Employer Identification No.)

1770 Promontory Circle, Greeley, CO (Address of Principal Executive Offices)	80634 (Zip Code)
Registrant’s telephone number, including area code (970) 506-8000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Gregg L. Engles has resigned his position on the Board of Directors of S&C Holdco 3, Inc. and its subsidiaries effective March 27, 2006. Mr. Engles currently serves as the Chairman of the Board and Chief Executive Officer of Dean Foods Company. His resignation was made in order to increase the number of independent directors serving on the board of Dean Foods Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2006	S&C Holdco 3, Inc.
	By:	/s/ Donald F. Wiseman
Vice President, General Counsel and Secretary